Exhibit 99.1

Microsoft Cloud Strength Highlights Second Quarter Results

Commercial cloud annualized revenue run rate exceeds $14.0 billion

REDMOND, Wash. — January 26, 2017 — Microsoft Corp. today announced the following results for the quarter ended December 31, 2016:

•	Revenue was $24.1 billion GAAP, and $26.1 billion non-GAAP
•	Operating income was $6.2 billion GAAP, and $8.2 billion non-GAAP
•	Net income was $5.2 billion GAAP, and $6.5 billion non-GAAP
•	Diluted earnings per share was $0.66 GAAP, and $0.83 non-GAAP

Microsoft completed the acquisition of LinkedIn Corporation (“LinkedIn”) on December 8, 2016. Financial results from the acquired business are reported in the Productivity and Business Processes segment. For the second quarter of fiscal year 2017, the results of LinkedIn, including amortization of acquired intangible assets, contributed revenue, operating income, net income, and diluted earnings per share of $228 million, $(201) million, $(100) million, and $(0.01), respectively.

“Our customers are seeing greater value and opportunity as we partner with them through their digital transformation,” said Satya Nadella, chief executive officer at Microsoft. “Accelerating advancements in AI across our platforms and services will provide further opportunity to drive growth in the Microsoft Cloud.”

The following table reconciles our financial results reported in accordance with generally accepted accounting principles (“GAAP”) to non-GAAP financial results. Microsoft has provided this non-GAAP financial information to aid investors in better understanding the company’s performance. Additional information regarding our non-GAAP definition is provided below. All growth comparisons relate to the corresponding period in the last fiscal year.

	Three Months Ended December 31,
($ in millions, except per share amounts)	Revenue	Operating Income	Net Income	Diluted Earnings per Share
2015 As Reported (GAAP)	$23,796	$6,026	$5,018	$0.62
Net Impact from Windows 10 Revenue Deferrals	1,710	1,710	1,128	0.14
2015 As Adjusted for Windows 10 Revenue Deferrals (non-GAAP)	$25,506	$7,736	$6,146	$0.76
2016 As Reported (GAAP)	$24,090	$6,177	$5,200	$0.66
Net Impact from Windows 10 Revenue Deferrals	1,976	1,976	1,315	0.17
2016 As Adjusted for Windows 10 Revenue Deferrals (non-GAAP)	$26,066	$8,153	$6,515	$0.83
Percentage Change Y/Y (GAAP)	1%	3%	4%	6%
Percentage Change Y/Y (non-GAAP)	2%	5%	6%	9%
Percentage Change Y/Y (non-GAAP) Constant Currency	4%	8%	10%	13%

Microsoft is providing the following table to help investors compare results for the second quarter of fiscal year 2017 to the guidance previously provided for the quarter, which excluded LinkedIn.

	Three Months Ended December 31,
($ in millions, except per share amounts)	Revenue	Operating Income	Net Income	Diluted Earnings per Share
2015 As Adjusted for Windows 10 Revenue Deferrals (non-GAAP) from Table Above	$25,506	$7,736	$6,146	$0.76
2016 As Adjusted for Windows 10 Revenue Deferrals (non-GAAP) from Table Above	$26,066	$8,153	$6,515	$0.83
LinkedIn Results Including Amortization of Acquired Intangible Assets	228	(201)	(100)	(0.01)
2016 As Further Adjusted for Windows 10 Revenue Deferrals, Excluding LinkedIn Results (non-GAAP)	$25,838	$8,354	$6,615	$0.84
Percentage Change Y/Y Excluding LinkedIn Results (non-GAAP)	1%	8%	8%	11%
Percentage Change Y/Y Excluding LinkedIn Results (non-GAAP) Constant Currency	3%	11%	12%	15%

Microsoft returned $6.5 billion to shareholders in the form of share repurchases and dividends in the second quarter of fiscal year 2017.

“I am pleased with our results this quarter. We see strong demand for our cloud-based services and are executing well on our long-term growth strategy,” said Amy Hood, executive vice president and chief financial officer at Microsoft.

Revenue in Productivity and Business Processes was $7.4 billion and increased 10% (up 12% in constant currency), with the following business highlights:

•	Office commercial products and cloud services revenue increased 5% (up 7% in constant currency) driven by Office 365 commercial revenue growth of 47% (up 49% in constant currency)
•	Office consumer products and cloud services revenue increased 22% (up 21% in constant currency) and Office 365 consumer subscribers increased to 24.9 million
•	Dynamics products and cloud services revenue increased 7% (up 9% in constant currency) driven by Dynamics 365 revenue growth
•	LinkedIn contributed revenue of $228 million for the period beginning on December 8, 2016

Revenue in Intelligent Cloud was $6.9 billion and increased 8% (up 10% in constant currency), with the following business highlights:

•	Server products and cloud services revenue increased 12% (up 14% in constant currency) driven by double-digit annuity revenue growth
•	Azure revenue increased 93% (up 95% in constant currency) with Azure compute usage more than doubling year-over-year
•	Enterprise Services revenue decreased 4% (down 2% in constant currency) with declines in custom support agreements offset by growth in Premier Support Services and consulting

Revenue in More Personal Computing was $11.8 billion and decreased 5% (down 4% in constant currency) driven primarily by lower phone revenue, with the following business highlights:

•	Windows OEM revenue increased 5% (up 5% in constant currency)
•	Windows commercial products and cloud services revenue increased 5% (up 6% in constant currency) driven by annuity revenue growth
•	Search advertising revenue excluding traffic acquisition costs increased 10% (up 11% in constant currency) driven by increased revenue per search and search volume

•	Gaming revenue decreased 3% (down 1% in constant currency) with lower Xbox console revenue offset by Xbox software and services revenue growth

Acquisitions and Divestitures

Microsoft completed the acquisition of LinkedIn on December 8, 2016 and the sale of its feature phone business in November 2016.

Business Outlook

Microsoft will provide forward-looking guidance in connection with this quarterly earnings announcement on its earnings conference call and webcast.

Webcast Details

Satya Nadella, chief executive officer, Amy Hood, executive vice president and chief financial officer, Frank Brod, chief accounting officer, John Seethoff, deputy general counsel and corporate secretary, and Chris Suh, general manager of Investor Relations, will host a conference call and webcast at 2:30 p.m. Pacific time (5:30 p.m. Eastern time) today to discuss details of the company’s performance for the quarter and certain forward-looking information. The session may be accessed at http://www.microsoft.com/en-us/investor. The webcast will be available for replay through the close of business on January 26, 2018.

“As Adjusted” Financial Results and non-GAAP Measures

During the second quarter of fiscal years 2017 and 2016, GAAP revenue, operating income, net income, and diluted earnings per share include the net impact from Windows 10 revenue deferrals. During the second quarter of fiscal year 2017, GAAP revenue, operating income, net income, and diluted earnings per share include the results of LinkedIn. These items are defined below. In addition to these financial results reported in accordance with GAAP, Microsoft has provided certain non-GAAP financial information to aid investors in better understanding the company’s performance. Presenting these non-GAAP measures gives additional insight into operational performance and helps clarify trends affecting the company’s business. For comparability of reporting, management considers this information in conjunction with GAAP amounts in evaluating business performance.

Net Impact from Windows 10 Revenue Deferrals. With respect to our non-GAAP measures related to Windows 10 revenue, we believe these measures bridge investor information and minimize potential confusion during the brief period between the time Windows 10 revenue recognition moved from upfront to ratable, and the adoption of the new revenue standard, when Windows 10 will again be recognized predominantly upfront. The net change in Windows 10 revenue from period to period is indicative of the net change in revenue we expect from adoption of the new revenue standard.

LinkedIn Results. With respect to our non-GAAP measure related to LinkedIn results, we believe this measure will help investors compare actual results for the second quarter of fiscal year 2017 to the guidance previously provided for the quarter, which excluded LinkedIn. We do not anticipate providing this non-GAAP measure in the future as our guidance will incorporate expected results for LinkedIn.

These non-GAAP financial measures should not be considered as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP.

Non-GAAP Definitions

Net Impact from Windows 10 Revenue Deferrals. Microsoft recorded net revenue deferrals of $2.0 billion during the second quarter of fiscal year 2017 and net revenue deferrals of $1.7 billion during the second quarter of fiscal year 2016, related to Windows 10.

With the launch of Windows 10 in July 2015, Windows 10 customers receive future versions and updates at no additional charge. Under current revenue recognition accounting guidance, when standalone software is sold with future upgrade rights, revenue must be deferred over the life of the computing device on which it is installed. This is different from prior versions of Windows, which were sold without upgrade rights, where all revenue from original equipment manufacturer (“OEM”) customers was recognized at the time of billing, i.e., upfront.

When Microsoft adopts the new revenue standard, predominantly all Windows OEM revenue will be recognized at the time of billing, which is similar to the revenue recognition for prior versions of Windows. Additional information regarding the new revenue standard is provided in the “Recent Accounting Guidance Not Yet Adopted” section of Microsoft’s Form 10-Q for the quarter ended December 31, 2016 (Notes to Financial Statements). Microsoft reflects the recognition of Windows 10 revenue at the time of billing in “As Adjusted for Windows 10 Revenue Deferrals (non-GAAP)” revenue to provide comparability during the short period where Windows 10 will be recognized over the estimated life of a device, i.e., ratable, rather than at the time of billing.

LinkedIn Results. For the second quarter of fiscal year 2017, LinkedIn contributed revenue, operating income, net income, and diluted earnings per share of $228 million, $(201) million, $(100) million, and $(0.01), respectively. Microsoft excludes the results of LinkedIn and reflects the recognition of Windows 10 revenue at the time of billing in “As Further Adjusted for Windows 10 Revenue Deferrals, Excluding LinkedIn Results (non-GAAP)” to help investors compare results for the second quarter of fiscal year 2017 to the guidance previously provided for the quarter, which excluded LinkedIn.

Constant Currency

Microsoft presents constant currency information to provide a non-GAAP framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period non-GAAP results for entities reporting in currencies other than United States dollars are converted into United States dollars using the average exchange rates from the comparative period rather than the actual exchange rates in effect during the respective periods. The non-GAAP financial measures presented below should not be considered as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP. All growth comparisons relate to the corresponding period in the last fiscal year.

Financial Performance Constant Currency Reconciliation

	Three Months Ended December 31,
($ in millions, except per share amounts)	Revenue	Operating Income	Net Income	Diluted Earnings per Share
2015 As Reported (GAAP)	$23,796	$6,026	$5,018	$0.62
2015 As Adjusted for Windows 10 Revenue Deferrals (non-GAAP)	$25,506	$7,736	$6,146	$0.76
2016 As Reported (GAAP)	$24,090	$6,177	$5,200	$0.66
2016 As Adjusted for Windows 10 Revenue Deferrals (non-GAAP)	$26,066	$8,153	$6,515	$0.83
2016 As Further Adjusted for Windows 10 Revenue Deferrals, Excluding LinkedIn Results (non-GAAP)	$25,838	$8,354	$6,615	$0.84
Percentage Change Y/Y (GAAP)	1%	3%	4%	6%
Percentage Change Y/Y (non-GAAP)	2%	5%	6%	9%
Percentage Change Y/Y Excluding LinkedIn Results (non-GAAP)	1%	8%	8%	11%
Constant Currency Impact	$(339)	$(228)	$(260)	$(0.03)
Constant Currency Impact Excluding LinkedIn	$(333)	$(223)	$(251)	$(0.03)
Percentage Change Y/Y (non-GAAP) Constant Currency	4%	8%	10%	13%
Percentage Change Y/Y Excluding LinkedIn Results (non-GAAP) Constant Currency	3%	11%	12%	15%

Segment Revenue Constant Currency Reconciliation

	Three Months Ended December 31,
($ in millions)	Productivity and Business Processes	Intelligent Cloud	More Personal Computing
2015 As Reported (GAAP)	$6,690	$6,343	$12,473
2016 As Reported (GAAP)	$7,382	$6,861	$11,823
Percentage Change Y/Y (GAAP)	10%	8%	(5)%
Constant Currency Impact	$(108)	$(112)	$(119)
Percentage Change Y/Y (non-GAAP) Constant Currency	12%	10%	(4)%

Selected Product and Service Revenue Constant Currency Reconciliation

	Three Months Ended December 31,
	Percentage Change Y/Y (GAAP)	Constant Currency Impact	Percentage Change Y/Y (non-GAAP) Constant Currency
Office commercial products and cloud services	5%	2%	7%
Office 365 commercial	47%	2%	49%
Office consumer products and cloud services	22%	(1)%	21%
Dynamics products and cloud services	7%	2%	9%
Server products and cloud services	12%	2%	14%
Azure	93%	2%	95%
Enterprise Services	(4)%	2%	(2)%
Windows OEM	5%	0%	5%
Windows commercial products and cloud services	5%	1%	6%
Search advertising excluding traffic acquisition costs	10%	1%	11%
Gaming	(3)%	2%	(1)%

Commercial Cloud Annualized Revenue Run Rate

Commercial cloud annualized revenue run rate is calculated by taking revenue in the final month of the quarter multiplied by twelve for Office 365 commercial, Azure, Dynamics 365, and other cloud properties.

About Microsoft

Microsoft (Nasdaq “MSFT” @microsoft) is the leading platform and productivity company for the mobile-first, cloud-first world and its mission is to empower every person and every organization on the planet to achieve more.

Forward-Looking Statements

Statements in this release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of factors such as:

•	intense competition in all of Microsoft’s markets;

•	increasing focus on services presents execution and competitive risks;

•	significant investments in new products and services that may not be profitable;

•	acquisitions, joint ventures, and strategic alliances may have an adverse effect on our business;

•	impairment of goodwill or amortizable intangible assets causing a significant charge to earnings;

•	Microsoft’s continued ability to protect and earn revenues from its intellectual property rights;

•	claims that Microsoft has infringed the intellectual property rights of others;

•	the possibility of unauthorized disclosure of significant portions of Microsoft’s source code;

•	cyber-attacks and security vulnerabilities in Microsoft products and services that could reduce revenue or lead to liability;

•	disclosure of personal data that could cause liability and harm to Microsoft’s reputation;

•	outages, data losses, and disruptions of our online services if we fail to maintain an adequate operations infrastructure;

•	government litigation and regulation that may limit how Microsoft designs and markets its products;

•	potential liability under trade protection and anti-corruption laws resulting from our international operations;

•	laws and regulations relating to the handling of personal data may impede the adoption of our services or result in increased costs, legal claims, or fines against us;

•	Microsoft’s ability to attract and retain talented employees;

•	adverse results in legal disputes;

•	unanticipated tax liabilities;

•	Microsoft’s hardware and software products may experience quality or supply problems;

•	exposure to increased economic and operational uncertainties from operating a global business, including the effects of foreign currency exchange;

•	catastrophic events or geo-political conditions may disrupt our business; and

•	adverse economic or market conditions may harm our business.

For more information about risks and uncertainties associated with Microsoft’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of Microsoft’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting Microsoft’s Investor Relations department at (800) 285-7772 or at Microsoft’s Investor Relations website at http://www.microsoft.com/en-us/investor.

All information in this release is as of January 26, 2017. The company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

For more information, press only:

Rapid Response Team, Waggener Edstrom Worldwide, (503) 443-7070, rrt@waggeneredstrom.com

For more information, financial analysts and investors only:

Chris Suh, general manager, Investor Relations, (425) 706-4400

Note to editors: For more information, news and perspectives from Microsoft, please visit the Microsoft News Center at http://www.microsoft.com/news. Web links, telephone numbers, and titles were correct at time of publication, but may since have changed. Shareholder and financial information, as well as today’s 2:30 p.m. Pacific time conference call with investors and analysts, is available at http://www.microsoft.com/en-us/investor.

MICROSOFT CORPORATION

INCOME STATEMENTS

(In millions, except per share amounts)(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2016	2015	2016	2015

Revenue:

Product	$16,537	$17,974	$30,030	$33,193

Service and other	7,553	5,822	14,513	10,982

Total revenue	24,090	23,796	44,543	44,175

Cost of revenue:

Product	5,378	6,268	8,959	10,303

Service and other	4,523	3,604	8,786	6,776

Total cost of revenue	9,901	9,872	17,745	17,079

Gross margin	14,189	13,924	26,798	27,096

Research and development	3,062	2,900	6,168	5,862

Sales and marketing	4,071	3,960	7,304	7,293

General and administrative	879	1,038	1,924	2,122

Operating income	6,177	6,026	11,402	11,819

Other income (expense), net	186	(171)	286	(451)

Income before income taxes	6,363	5,855	11,688	11,368

Provision for income taxes	1,163	837	1,798	1,448

Net income	$5,200	$5,018	$9,890	$9,920

Earnings per share:

Basic	$0.67	$0.63	$1.27	$1.24

Diluted	$0.66	$0.62	$1.26	$1.23

Weighted average shares outstanding:

Basic	7,755	7,964	7,772	7,980

Diluted	7,830	8,051	7,853	8,068

Cash dividends declared per common share	$0.39	$0.36	$0.78	$0.72

MICROSOFT CORPORATION

COMPREHENSIVE INCOME STATEMENTS

(In millions)(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2016	2015	2016	2015

Net income	$5,200	$5,018	$9,890	$9,920

Other comprehensive income (loss):

Net unrealized gains (losses) on derivatives (net of tax effects of $0, $5, $(2), and $28)	280	(49)	243	8

Net unrealized gains (losses) on investments (net of tax effects of $(535), $86, $(491), and $(222))	(994)	160	(911)	(411)

Translation adjustments and other (net of tax effects of $0, $(9), $7, and $(21))	(455)	(76)	(357)	(346)

Other comprehensive income (loss)	(1,169)	35	(1,025)	(749)

Comprehensive income	$4,031	$5,053	$8,865	$9,171

MICROSOFT CORPORATION

BALANCE SHEETS

(In millions)(Unaudited)

	December 31, 2016	June 30, 2016

Assets

Current assets:

Cash and cash equivalents	$8,468	$6,510

Short-term investments (including securities loaned of $1,230 and $204)	114,313	106,730

Total cash, cash equivalents, and short-term investments	122,781	113,240

Accounts receivable, net of allowance for doubtful accounts of $340 and $426	14,343	18,277

Inventories	1,961	2,251

Other	5,864	5,892

Total current assets	144,949	139,660

Property and equipment, net of accumulated depreciation of $21,888 and $19,800	21,379	18,356

Equity and other investments	8,912	10,431

Goodwill	34,524	17,872

Intangible assets, net	11,001	3,733

Other long-term assets	3,845	3,416

Total assets	$224,610	$193,468

Liabilities and stockholders’ equity

Current liabilities:

Accounts payable	$6,580	$6,898

Short-term debt	25,065	12,904

Current portion of long-term debt	599	0

Accrued compensation	3,982	5,264

Income taxes	508	580

Short-term unearned revenue	26,085	27,468

Securities lending payable	1,280	294

Other	6,688	5,949

Total current liabilities	70,787	59,357

Long-term debt	59,306	40,557

Long-term unearned revenue	8,595	6,441

Deferred income taxes	1,133	1,476

Other long-term liabilities	15,980	13,640

Total liabilities	155,801	121,471

Commitments and contingencies

Stockholders’ equity:

Common stock and paid-in capital - shares authorized 24,000; outstanding 7,730 and 7,808	68,177	68,178

Retained earnings	120	2,282

Accumulated other comprehensive income	512	1,537

Total stockholders’ equity	68,809	71,997

Total liabilities and stockholders’ equity	$224,610	$193,468

MICROSOFT CORPORATION

CASH FLOWS STATEMENTS

(In millions)(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2016	2015	2016	2015

Operations

Net income	$5,200	$5,018	$9,890	$9,920

Adjustments to reconcile net income to net cash from operations:

Depreciation, amortization, and other	2,166	1,544	3,982	3,005

Stock-based compensation expense	767	658	1,470	1,332

Net recognized losses (gains) on investments and derivatives	(652)	50	(963)	151

Deferred income taxes	(587)	(247)	(572)	(174)

Deferral of unearned revenue	14,141	12,570	26,724	22,993

Recognition of unearned revenue	(13,645)	(11,929)	(26,549)	(23,284)

Changes in operating assets and liabilities:

Accounts receivable	(2,711)	(3,118)	4,463	3,258

Inventories	1,132	1,104	265	167

Other current assets	1,309	(932)	343	(1,494)

Other long-term assets	(243)	56	(272)	51

Accounts payable	99	369	(344)	234

Other current liabilities	(1,529)	105	(1,890)	(1,919)

Other long-term liabilities	846	370	1,295	254

Net cash from operations	6,293	5,618	17,842	14,494

Financing

Short-term debt repayments, maturities less than 90 days, net	(3,755)	(7,031)	(7,145)	(2,141)

Proceeds from issuance of debt	17,069	13,128	42,046	13,249

Repayments of debt	(4,118)	(121)	(4,343)	(1,871)

Common stock issued	131	117	372	336

Common stock repurchased	(3,599)	(3,678)	(7,961)	(8,435)

Common stock cash dividends paid	(3,024)	(2,868)	(5,824)	(5,343)

Other	312	(65)	200	(243)

Net cash from (used in) financing	3,016	(518)	17,345	(4,448)

Investing

Additions to property and equipment	(1,988)	(2,024)	(4,151)	(3,380)

Acquisition of companies, net of cash acquired, and purchases of intangible and other assets	(24,760)	(381)	(24,784)	(771)

Purchases of investments	(46,775)	(34,750)	(103,956)	(72,320)

Maturities of investments	8,715	5,351	17,374	11,037

Sales of investments	48,987	28,191	81,310	56,693

Securities lending payable	1,070	285	986	347

Net cash used in investing	(14,751)	(3,328)	(33,221)	(8,394)

Effect of foreign exchange rates on cash and cash equivalents	(18)	(18)	(8)	(62)

Net change in cash and cash equivalents	(5,460)	1,754	1,958	1,590

Cash and cash equivalents, beginning of period	13,928	5,431	6,510	5,595

Cash and cash equivalents, end of period	$8,468	$7,185	$8,468	$7,185

MICROSOFT CORPORATION

SEGMENT REVENUE AND OPERATING INCOME (LOSS)

(In millions)(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2016	2015	2016	2015

Revenue

Productivity and Business Processes	$7,382	$6,690	$14,040	$12,996

Intelligent Cloud	6,861	6,343	13,243	12,235

More Personal Computing	11,823	12,473	21,117	21,935

Corporate and Other	(1,976)	(1,710)	(3,857)	(2,991)

Total revenue	$24,090	$23,796	$44,543	$44,175

Operating income (loss)

Productivity and Business Processes	$3,256	$3,292	$6,376	$6,448

Intelligent Cloud	2,398	2,568	4,456	4,959

More Personal Computing	2,499	1,876	4,427	3,403

Corporate and Other	(1,976)	(1,710)	(3,857)	(2,991)

Total operating income	$6,177	$6,026	$11,402	$11,819